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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  January 6, 1999


                          HUSSMANN INTERNATIONAL, INC.
                          ----------------------------
            (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER: 01-13407
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            DELAWARE                                  43-1791715
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  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)



12999 ST. CHARLES ROCK ROAD, BRIDGETON, MISSOURI        63044-2483
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(Address of principal executive offices)                (Zip Code)




                                (314) 291-2000
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              (Registrant's telephone number, including area code)


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                      HUSSMANN INTERNATIONAL, INC.

ITEM 5.  OTHER EVENTS

On January 6, 1999, Hussmann International, Inc. ("Hussmann") announced that it had signed a definitive agreement to acquire Koxka C.E., S.A. ("Koxka"), a Spanish company listed on the Madrid Stock Exchange, by means of a public tender offer. The tender offer will be made in accordance with applicable Spanish securities market regulations. The transaction is valued at approximately US$145 million, assuming all outstanding shares of Koxka are acquired. The tender offer is subject to the receipt of tenders representing at least 80% of the issued and outstanding shares of Koxka and customary closing conditions, including administrative and regulatory approvals in the United States and Spain. Although there can be no assurance that the acquisition will be completed, the parties expect, subject to the satisfaction of all conditions, to consummate the transaction during the first quarter of 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number
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99.1    Press Release:  HUSSMANN AGREES TO ACQUIRE KOXKA; LEADING
        COMMERCIAL REFRIGERATION COMPANY IN SPAIN

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                HUSSMANN INTERNATIONAL, INC.

                                /s/ Michael D. Newman
                                ----------------------------------------
                                Michael D. Newman
                                Senior Vice President
                                and Chief Financial Officer

Dated:  January 8, 1999

                            Exhibit Index
                            -------------

Exhibit
Number   Description
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99.1    Press Release:  HUSSMANN AGREES TO ACQUIRE KOXKA; LEADING
        COMMERCIAL REFRIGERATION COMPANY IN SPAIN